UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2018

NCR CORPORATION

(Exact name of registrant specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Agreement and Plan of Merger

As previously disclosed, NCR Corporation, a Maryland corporation (“NCR” or the “Company”), Orwell Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and JetPay Corporation, a Delaware corporation (“JetPay”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) on October 19, 2018, which provided for NCR’s acquisition of JetPay.

Pursuant to the terms of Merger Agreement, on November 2, 2018, Merger Sub commenced a cash tender offer (the “Offer”) for any and all of the issued and outstanding (i) shares of common stock, par value $0.001 per share, of JetPay at a price per share of $5.05, (ii) shares of Series A Convertible Preferred Stock of JetPay at a price of $5.05 per share of common stock underlying each Series A Convertible Preferred Stock, (iii) shares of Series A-1 Convertible Preferred Stock of JetPay at a price of $600 per share, and (iv) shares of Series A-2 Convertible Preferred Stock of JetPay at a price of $600 per share, in each case, net to the seller in cash, without interest.

At 11:59 p.m. Philadelphia, Pennsylvania time, on December 4, 2018, the Offer expired as scheduled. According to the depositary, as of the expiration of the Offer, a total of 13,996,813 shares of JetPay common stock, 133,333 shares of Series A Convertible Preferred Stock and 9,000 shares of Series A-1 Convertible Preferred Stock were validly tendered and not withdrawn prior to the expiration of the Offer (not including 1,212,577 shares of common stock delivered pursuant to the guaranteed delivery procedures). Approximately 94% of all outstanding shares of JetPay on a fully diluted basis have been tendered (the percentage is 98% if guaranteed delivery shares are taken into account) as of the expiration of the Offer.

On December 6, 2018, NCR completed the acquisition of JetPay through the merger of Merger Sub with and into JetPay in accordance with Section
251(h) of the Delaware General Corporation Law (the “Merger”). At the effective time of the Merger, the separate corporate existence of Merger Sub ceased and JetPay became a wholly-owned subsidiary of NCR.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to NCR’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2018 and is incorporated herein by reference.

On December 6, 2018, NCR issued a press release relating to the expiration and results of the Offer and the completion of the Merger. A copy of that press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release by NCR Corporation, dated December 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: December 6, 2018	By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel and Secretary